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                                                                     EXHIBIT 10H


                                     UNOVA, INC.



                        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                        THIS PLAN CONTAINS ARBITRATION CLAUSES

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                                     UNOVA, INC.
                        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                  TABLE OF CONTENTS
                                                                            PAGE


ARTICLE I           INTRODUCTION AND PURPOSE...................................1


ARTICLE II     DEFINITIONS.....................................................1

Section                  2.1  Active Participant...............................1
                         2.2  Actuarial Equivalent.............................1
                         2.3  Average Earnings.................................2
                         2.4  Base Compensation Amount.........................3
                         2.5  Beneficiary or Beneficiaries.....................3
                         2.6  Board............................................4
                         2.7  Bonus or Bonuses.................................4
                         2.8  Business Combination.............................4
                         2.9  Change of Control................................4
                         2.10 Chief Executive Officer..........................6
                         2.11 Chief Financial Officer..........................6
                         2.12 Code.............................................6
                         2.13 Committee........................................6
                         2.14 Company..........................................7
                         2.15 Death Benefit....................................7
                         2.16 Dependent Children...............................7
                         2.17 Director.........................................7
                         2.18 Disability or Disabled...........................7
                         2.19 Disability Benefit...............................7
                         2.20 Distribution Date................................7
                         2.21 Employee Benefits Agreement......................7
                         2.22 ERISA............................................7
                         2.23 Exchange Act.....................................7
                         2.24 Litton...........................................7
                         2.25 Leave of Absence.................................7
                         2.26 Normal Form......................................8
                         2.27 Offset Amount....................................8
                         2.28 Outstanding Company Common Stock.................9
                         2.29 Participant......................................9
                         2.30 Person...........................................9
                         2.31 Qualified Plan...................................9
                         2.32 Retired Participant..............................9
                         2.33 Retirement Benefit...............................9
                         2.34 Special Administrators...........................9
                         2.35 Successor or Successors..........................9
                         2.36 Supplemental Plan................................9


                                            ii

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                         2.37 Trust...........................................10
                         2.38 Trustee.........................................10
                         2.39 Trust Agreement.................................10
                         2.40 Western Atlas...................................10
                         2.41 Western Atlas Plan .............................10
                         2.42 Years of Service................................10

ARTICLE III    PARTICIPATION..................................................11

Section                  3.1  General.........................................11
                         3.2  Entry and Continuing Participation..............11

ARTICLE IV     RETIREMENT BENEFITS............................................11

Section                  4.1  Eligibility for Retirement Benefit..............11
                         4.2  Retirement Benefit Formula......................13
                         4.3  Vesting in Retirement Benefit...................13
                         4.4  Retirement Benefit Forms........................13
                         4.5  Normal Form of Retirement Benefit...............13
                         4.6  Alternative Forms of Benefit....................14

ARTICLE V      BENEFITS UPON PARTICIPANT'S DEATH..............................15

Section                  5.1  Eligibility for Death Benefit...................15
                         5.2  Death Benefit...................................15
                         5.3  Spouse Retirement Benefit.......................15
                         5.4  Change of Control...............................16

ARTICLE VI     BENEFITS OF DISABLED PARTICIPANTS..............................16

  Section                6.1  Eligibility for Disability Benefit..............16
                         6.2  Disability Formula..............................16
                         6.3  Vesting Disability Benefit......................16
                         6.4  Disabled Participant's Retirement
                              Benefit.........................................17


ARTICLE VII    ELECTIONS, CLAIMS, COMMENCEMENT OF PAYMENTS
               AND BENEFICIARY DESIGNATIONS...................................17

  Section                7.1  General.........................................17
                         7.2  Commencement of Payments........................17
                         7.3  Form of Benefit Elections.......................18
                         7.4  Beneficiaries...................................18
                         7.5  Failure to Claim................................18

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ARTICLE VIII   ADMINISTRATION.................................................18


ARTICLE IX     SOURCE OF PAYMENTS.............................................19

 Section            9.1  General Assets of Company............................19


ARTICLE X           CLAIMS AND ENFORCEMENT....................................20

 Section            10.1 Administrative Procedures............................20
                    10.2 Enforcement..........................................20
                    10.3 Arbitration..........................................21


ARTICLE XI     AMENDMENT AND TERMINATION......................................22

 Section            11.1 Amendment and Termination of the Plan................22
                    11.2 Contractual Obligation...............................23


ARTICLE XII    MISCELLANEOUS..................................................24

 Section            12.1 Employment Rights....................................24
                    12.2 Rights of the Committee..............................24
                    12.3 Benefit Statements...................................24
                    12.4 Assignment...........................................24
                    12.5 Applicable Law.......................................24
                    12.6 Effective Date.......................................24
                    12.7 Entire Plan..........................................24
                    12.8 Terms................................................24
                    12.9 Waiver...............................................25

ARTICLE XIII   BENEFITS FOR RETIRED WESTERN EMPLOYEES.........................25

  Section      13.1 Benefit Payments..........................................25

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                               UNOVA, INC.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN




                     ARTICLE I--INTRODUCTION AND PURPOSE


     UNOVA, Inc. establishes this UNOVA,Inc. Supplemental Executive Retirement Plan (the "Supplemental Plan") effective as of the Distribution Date. The purpose of the Supplemental Plan is to provide for supplemental retirement benefits to selected key employees of the Company (as that term is defined in Section 2.14 and as used hereinafter such term shall have such defined meaning), and thereby encourage those employees to continue providing services to the Company until retirement. The Supplemental Plan is intended to provide benefits solely for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Payments under the Supplemental Plan shall be made either from general assets of the Company or from the assets of a trust which may be established hereunder. It is intended that the Supplemental Plan remain at all times an unfunded plan for purposes of ERISA and that the trust, if established, shall constitute a grantor trust under Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the "Code").

                       ARTICLE II--DEFINITIONS

     SECTION 2.1 "ACTIVE PARTICIPANT" shall mean a person who has been designated as a Participant in the Supplemental Plan pursuant to Article III, and who continues to be employed by the Company continuously from such designation, except as provided for in Section 3.2 A Participant (other than a Disabled Participant during the period of Disability) shall be treated as having terminated from employment during any period of Leave of Absence, unless the Committee, in its sole and absolute discretion, and subject to such terms and conditions as the Committee may specify, decides otherwise. However, a Disabled or deceased Participant shall continue to be treated as an Active Participant and, thus, continue to accrue additional Years of Service until the earlier of the date that the Participant attains (or, if deceased, would have attained) age 65, or the date that the Participant is no longer Disabled. A Disabled Participant who returns to active employment with the Company when Disability ends shall thereafter be an Active Participant, so long as such employment continues, without further designation pursuant to Article III. An Active Participant who terminates employment with the Company (other than for Disability) and is subsequently re-employed with the Company shall not be treated as an Active Participant unless such individual is redesignated as an Active Participant pursuant to
Article III.

     SECTION 2.2 "ACTUARIAL EQUIVALENT" shall mean the adjustment of an amount or amounts using actuarial methods and factors identical with those actuarial methods and factors then being used, at the time such calculations are to

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be made hereunder, under the UNOVA Pension Plan adopted by UNOVA, Inc. as of the Distribution Date and intended to be qualified under Section 401(a) of the Code, as such Plan may be amended from time to time and any retirement plan intended to replace such Plan (the "Qualified Plan").

     SECTION 2.3 "AVERAGE EARNINGS" shall mean the average of gross base salary payments plus Bonuses as defined in Section 2.7 (except, for a Retired Participant receiving a Retirement Benfit as of the Distribution Date, Bonuses shall mean gross cash payments of Bonuses) from the Company to the Participant in the three twelve consecutive month periods (with no overlap), in which such Participant's gross base salary payments plus gross Bonuses are the highest, in the Participant's final 60 months of employment. For all purposes of calculating "Average Earnings" under this Supplemental Plan "gross base salary" shall include any amounts deferred pursuant to Section 401(k) or Section 125 of the Code and shall include cash payments, during the relevant period, of commissions payable to a Participant as a regular part of the Participant's compensation, e.g. to a person engaged in sales or marketing; however, commissions not payable as a regular part of a Participant's compensation shall not be included in the calculation of Average Earnings. Commissions or portions thereof otherwise included in the calculation of Average Earnings pursuant to the preceding sentence which are deferred (other than at the election of a Participant) shall be included in the calculation of Average Earnings in the relevant period in which cash payments are made. For purposes of calculating Average Earnings under this Supplemental Plan salary (including relevant commission payments and bonuses) paid in a non-U.S. currency shall be converted to U.S. dollar equivalents using the quarterly UNOVA, Inc. official rates of exchange, as determined by the Chief Financial Officer and as utilized generally for corporate purposes.

          (a). Average Earnings for purposes of calculating a Disability or Death Benefit for or with respect to a Disabled Participant shall be calculated using the 60 months that include and precede the month that his or
her Disability commenced.    If a formerly Disabled Participant who has
returned to active employment with the Company does not have a minimum of 36 consecutive calendar months of employment with the Company after such return to active employment, then Average Earnings shall be calculated by the Committee in accordance with subparagraph (e).

          (b). Average Earnings in the case of an Active Participant who dies prior to attaining age 65 shall be calculated using the 60 months that include and precede the month of the Participant's death (or Disability, in the case of a Disabled Participant who dies). For purposes of calculating a lump sum payment pursuant to Section 4.1(d) in the event of a Change of Control, with respect to a person (other than a Disabled or deceased Participant) who is an Active Participant as of the date of such calculation, Average Earnings shall be calculated as if the person's employment with the Company ended on such date.

          (c). For purposes of calculating Average Earnings, the Participant's gross base salary plus gross Bonuses received while employed by Western Atlas (beginning on or after March 17, 1994) or Litton (prior to such date), if and to the extent such Western Atlas or Litton employment is included

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within the period of 60 months to be used in such calculation, shall be taken into account, provided that the Participant's benefits under the Western
Atlas retirement plans were transferred to the Company pursuant to the Employee Benefits Agreement between Western Atlas and UNOVA,Inc. (the "Employee Benefits Agreement").

          (d). If a Participant is eligible to receive payments under the Supplemental Plan but does not have 36 consecutive months of employment with Western Atlas and the Company, then Average Earnings shall be calculated by the Committee in accordance with subparagraph (e).

          (e). Notwithstanding the foregoing, the Committee may determine Average Earnings for the purposes of this Section by another methodology which it determines to be more appropriate under the facts and circumstances; provided, however, that, following a Change of Control, the authority of the Committee under this subparagraph (e) shall be limited to matters referred to in the last sentence of subparagraph (a) above and the matters referred to in subparagraph (d) above unless the methodology for determining Average Earnings selected by the Committee is more advantageous to the Participant.

     SECTION 2.4 "BASE COMPENSATION AMOUNT" shall mean the applicable dollar amount on the date that the Active Participant terminates from employment with the Company, calculated as follows:

          (a). The Base Compensation Amount, as defined under the Western Plan, for the 12-month period ending on December 31, 1997;

          (b). For each 12-month period following the period described above in Section 2.4(a), the Base Compensation Amount shall be the dollar amount applicable for the immediately preceding 12-month period increased by a percentage, which shall be the sum of: (1) the percentage increase in the U.S. Department of Labor consumer price index for all urban consumers from the index amount in effect at the beginning of the immediately preceding 12-month period to the index amount in effect at the beginning of the current 12-month period, and; (2) one percent.

          (c). In the case of an Active Participant who dies, the Base Compensation Amount shall be the dollar amount in effect under Section 2.4(a) or (b) for the month in which the Participant died and, in the case of a Disabled Participant (who does not return to active employment with the Company), the Base Compensation Amount shall be the dollar amount in effect under Section 2.4(a) or (b) for the month in which the Disabled Participant becomes disabled. For purposes of calculating a lump sum payment pursuant to
Section 4.1(d) in the event of a Change of Control, with respect to a person (other than a Disabled or deceased Participant) who is an Active Participant as of the date of such calculation, the Base Compensation Amount shall be the Base Compensation amount in effect as of the date of such calculation.

     SECTION 2.5 "BENEFICIARY" or "BENEFICIARIES" shall mean those who are designated under the Supplemental Plan to receive payment of a benefit on

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account of a Participant's death.  If and to the extent the spouse of a deceased Participant is living at the time of the Participant's death, only the spouse may be the Beneficiary. Upon the death of the spouse of a deceased Participant prior to commencement of Retirement Benefit payments, the Dependent Children of the Participant may be Beneficiaries, but only of the Death Benefit.

     SECTION 2.6 "BOARD" shall mean the Board of Directors of UNOVA,Inc. or of its Successor, as of the time in question, the succession of which did not result from or constitute or follow a Change of Control ("Successor" or "Successors").

     SECTION 2.7 "BONUS" or "BONUSES" shall mean the full amount of the bonus or similar cash incentive awarded with respect to any given fiscal year or portion thereof and shall be deemed, for purposes of the calculation of Average Earnings, to have been paid by the Company to the Participant, during the month in which determined and awarded by the Committee (or other body or individual having authority to award such Bonus) (except, for a Retired Participant receiving a Retirement Benefit as of the Distribution Date, Bonus or Bonuses shall mean gross cash payments of Bonuses), under Company-sponsored, formal or informal, incentive compensation or bonus plans, excluding, however, any payments under Company Stock-based option or award plans; provided, however, that, for purposes of calculating Average Earnings, any portion of a Bonus, the payment of which is deferred at the election of the Participant, shall be treated as paid during the month in which such Bonus was determined and awarded, notwithstanding such elected deferral, and payment of the deferred portion shall be disregarded for purposes of calculating Average Earnings. "Bonus or Bonuses" shall not include any bonus, commission or fee paid to a Participant for the accomplishment of a particular non-ordinary course transaction or circumstance as determined by the committee prior to or at the time of the award.

     SECTION 2.8 "BUSINESS COMBINATION" shall have the meaning specified in Section 2.9(c).

     SECTION 2.9    "CHANGE OF CONTROL" shall mean:

          (a). An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"] (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting
Securities: (A) any acquisition directly from the Company other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company;
(B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any

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acquisition by any Person pursuant to a transaction which complies with clauses (1), (2), and (3) of paragraph (c) below of this Section 2.9; or

          (b). Individuals who, as of the effective date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the effective date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but provided further that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

          (c). The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination"),or if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such Business Combination pursuant to which: (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination, will beneficially own, directly or indirectly, more than 60 percent of, respectively, the outstanding shares of common stock and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (2) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 30 percent or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination; and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

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          (d).      Approval by the shareholders of the Company of a complete
liquidation or dissolution of the Company.

     SECTION 2.10 "CHIEF EXECUTIVE OFFICER" shall mean the chief executive officer of UNOVA,Inc. or of its Successor.

     SECTION 2.11 "CHIEF FINANCIAL OFFICER" shall mean the chief financial officer of UNOVA, Inc. or of its Successor.

     SECTION 2.12 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     SECTION 2.13   "COMMITTEE" shall mean:

          (a).      The Compensation Committee of the Board.

          (b). Notwithstanding Section 2.13(a), upon a Change of Control, the Committee shall mean exclusively the "special administrators." The "special administrators" shall be the individuals who constituted the Company's Compensation Committee of the Board immediately prior to the Change of Control. The "special administrators" shall constitute the Committee until the earlier of the termination of the Supplemental Plan or the last day of the 18-month period following the month in which the Change of Control occurred. The "special administrators" shall have all rights and authority reserved to the Committee under the Supplemental Plan, including, but not limited to, the rights specified in Section 12.2.

          (c). If a "special administrator" dies, becomes disabled, or resigns as "special administrator" during the period that the "special administrators" constitute the Committee, the remaining "special administrator(s)" shall continue to serve as the Committee without interruption, and successor "special administrator(s)" shall be designated, and subject to removal, by the individual who was Chief Executive Officer immediately prior to the Change of Control from among the then remaining Participants, but such Chief Executive Officer shall also have the right to designate himself or herself as a successor "special administrator" but, in the event of the death or disability of such Chief Executive Officer, successor "special administrators" shall be designated by that one of the remaining "special administrators" who has the greatest seniority in terms of years of employment with the Company and Western Atlas including, for this purpose, years of service prior to age 40. No Participant who has been designated as a "special administrator" shall participate in any decision which addresses peculiarly the Benefits of or with respect to such Participant.

     If at any time there are no remaining "special administrators," the presiding Judge of the Superior Court of the State of California for Los Angeles County shall designate three "special administrators" from among the remaining Participants upon the application of any of the Participants. For purposes of this Section, the term "Participant" means a Participant who has satisfied the conditions

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of Section 4.1(a)(3) or is a Disabled Participant, or is receiving Retirement
Benefits.

     SECTION 2.14 "COMPANY" shall mean UNOVA,Inc., a Delaware corporation, and its Successors, and their respective subsidiaries. Any reference to stock or securities of the Company shall mean only the stock or securities of UNOVA,Inc. or of its Successor.

     SECTION 2.15 "DEATH BENEFIT" shall mean the benefit payable pursuant to Article V to the Participant's Beneficiary or Beneficiaries, if any.

     SECTION 2.16 "DEPENDENT CHILDREN" shall mean a natural or legally adopted son or daughter who either: (a) has not attained age 19; or (b) has attained age 19 but has not attained age 23 and is a full-time student at an accredited educational institution.

     SECTION 2.17 "DIRECTOR" shall mean a member of the Board of Directors of UNOVA,Inc. or of its Successor.

     SECTION 2.18 "DISABILITY" or "DISABLED" shall mean the condition of a person, or a person, who has been determined by the Committee to be unable to perform the material and substantive duties of the person's position or profession, to an extent which prevents the person from engaging in the person's regular position or profession, due to injury or sickness for which the person is receiving medical care from, or with respect to which a current certification of disability is received by the Committee from, a professional person appropriate for such injury or sickness.

     SECTION 2.19 "DISABILITY BENEFIT" shall mean the benefit payable pursuant to Article VI to an Active Participant who becomes Disabled.

     SECTION 2.20 "DISTRIBUTION DATE" shall mean the date determined by the Board of Directors of Western Atlas on which the shares of the Company are distributed by Western Atlas to the holders of Western Atlas common stock.

     SECTION 2.21 "EMPLOYEE BENEFITS AGREEMENT" shall have the meaning specified in Section 2.3(c).

     SECTION 2.22   "ERISA" shall have the meaning specified in Article I.

     SECTION 2.23   "EXCHANGE ACT" shall have the meaning specified in
Section 2.9(a).

     SECTION 2.24 "LITTON" shall mean Litton Industries, Inc., a Delaware corporation, and its subsidiaries at the time in question.

     SECTION 2.25 "LEAVE OF ABSENCE," with respect to a person who has been designated a Participant, shall mean and refer to a discontinuance of regular, full-time services by the person for the Company resulting in the discontinuance,

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in whole or in part, of base salary payments by the Company to such person during such discontinuance of service, provided, however, that, to the extent federal or state so-called "Family Leave Acts" or "Maternity or Pregnancy Leave Acts" may make unlawful the treatment of an absence or a portion of an absence as a termination for purposes of the Supplemental Plan, such absence or portion shall not constitute a Leave of Absence.

     SECTION 2.26 "NORMAL FORM" shall mean the form of Retirement Benefit payable under Section 4.5 to a Retired Participant.

     SECTION 2.27 "OFFSET AMOUNT" shall mean the sum of the annual "primary insurance amount" and the annual "Company-provided pension."

          (a). The "primary insurance amount" shall mean the annual benefit determined under the Social Security Act that is payable to the Participant as of the calendar year that Retirement Benefits to the Participant, if any, would commence under this Supplemental Plan. If no "primary insurance amount" is payable to a Participant, who is otherwise covered by the Social Security Act, as of the calendar year in which Retirement Benefit commences to the Participant, if any, would commence under the Supplemental Plan, then the "primary insurance amount" shall be deemed to be the "primary insurance amount" that would be payable to the Participant at the earliest date thereafter (or would have been payable at the earliest date thereafter, in the case of a deceased Participant); provided, however, that the amount payable under the Social Security Act shall be determined without regard to any election by the Participant or a Beneficiary to defer receipt of a benefit and without regard to any reduction of the amount of the Social Security Act benefit by virtue of the receipt of earned income by the Participant or a Beneficiary. The "primary insurance amount" shall also include any annual retirement benefit payable under any public retirement program of a foreign country that the Committee determines is comparable in purpose to the benefits payable under the Social Security Act.

          (b). The "Company-provided pension" shall mean the annual amount that would be payable to a Participant under any defined benefit or defined contribution plan sponsored by the Company, which is either intended to qualify under Section 401(a) of the Code or is intended to restore benefits under such plan (excluding only this Supplemental Plan and Part II of the UNOVA, Inc. or Western Atlas Inc. FSSP and Restoration Plan) assuming for purposes of calculating such annual amount that the Participant withdrew his or her actual contributions, if any, and earnings thereon. Any non-United States defined benefit or defined contribution plan of the Company which is not subject to the Code but which is comparable in purpose to plans which would qualify under Section 401(a) of the Code shall be included within the meaning of "Company-provided pension." Annual amounts payable under any retirement plans of a Participant's former employer, assuming for purposes of calculating such annual amount that the Participant withdrew his or her actual contributions, if any, and earnings thereon, shall be included in the calculations of the "Company-provided pension," if such former employer, or substantially all of such former employer's assets, have been acquired by the Company and the Participant's service with such former employer are included in the calculation of "Years of Service"; provided, however, that amounts payable under the Landis Tool Savings Plan shall not be included in the calculation of

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"Company-provided pension"; and provided further, however, that amounts payable under the Intermec Canada Savings Plan, to the extent attributable to Company contributions or Company matching amounts, shall be included in the calculation of "Company-provided pensions." The amount of the "Company-provided pension" shall be deemed to be the amount which would have been payable if the Participant joined each such plan at the earliest date on which the Participant was eligible to join such plan and participated in the plan to the fullest extent possible and withdrew his or her actual and presumed contributions, plus income thereon. The amount of the "Company-provided pension" shall be calculated under the terms that were in effect during the Participant's actual, if any, and presumed participation, except that a subsequent, retroactive amendment to any of such plans shall be taken into account only to the extent that it actually would have increased the Participant's benefit under that plan. The "Company-provided pension" shall be computed as if the Participant actually received the plan benefits under such "Company-provided pension" as a single life annuity beginning on the date that Retirement Benefits commence under this Supplemental Plan.

     SECTION 2.28 "OUTSTANDING COMPANY COMMON STOCK" and "OUTSTANDING COMPANY VOTING SECURITIES" shall have the meanings specified for those items in Section 2.9(a).

     SECTION 2.29 "PARTICIPANT" shall mean a person who has been designated as a Participant in the Supplemental Plan pursuant to Article III and who is either an Active Participant, a Disabled Participant, a Retired Participant, a former Active Participant who has satisfied the condition of Section 4.1(a)(3), or a Participant who died while an Active Participant.

     SECTION 2.30   "PERSON" shall have the meaning specified in Section
2.9(a).

     SECTION 2.31   "QUALIFIED PLAN" shall have the meaning specified in
Section 2.2.

     SECTION 2.32 "RETIRED PARTICIPANT" shall mean a Participant who has terminated from employment with the Company, and who has satisfied the conditions of Section 4.1.

     SECTION 2.33 "RETIREMENT BENEFIT" shall mean the benefits payable to a Retired Participant and, if applicable, the Beneficiary of a Retired Participant, as provided in Article IV.

     SECTION 2.34 "SPECIAL ADMINISTRATORS" shall have the meaning specified in Section 2.13(b).

     SECTION 2.35 "SUCCESSOR" or "SUCCESSORS" shall have the meaning specified in Section 2.6.

     SECTION 2.36   "SUPPLEMENTAL PLAN" shall mean the UNOVA,Inc.
Supplemental Executive Retirement Plan that is described in this document, as amended from time to time, and including any rules and regulations promulgated by the Committee for purposes of administering the Supplemental Plan.

     SECTION 2.37 "TRUST" shall mean a grantor trust under Section 671 through 679 of the Code, if and when established. The decision to establish a Trust shall be in the sole and absolute discretion of the Company.

     SECTION 2.38   "TRUSTEE" shall mean the trustee of the Trust.

     SECTION 2.39 "TRUST AGREEMENT" shall mean the terms of the agreement, entered into between UNOVA,Inc. or its Successor and the Trustee, that establishes the Trust.

     SECTION 2.40 "WESTERN ATLAS" shall mean Western Atlas Inc. and its subsidiaries and affiliates.

     SECTION 2.41 "WESTERN ATLAS PLAN" shall mean the Western Atlas Inc. Supplemental Executive Retirement Plan, as in effect immediately prior to the Distribution Date.

     SECTION 2.42   "YEARS OF SERVICE" shall mean the number resulting from:

          (a). The division of twelve into the number of consecutive and continuous calendar months of employment with the Company (and with an employer, all or substantially all of the assets of which were acquired by the Company only to the extent the Participant was employed by the employer at the date of the acquisition of the employer) that elapse from and including the month that an Active Participant commenced the period of employment with the Company (or such employer) and which ends: (1) upon the Active Participant's death; or (2) upon termination of an Active Participant's employment with the Company other than by death, until and including the earlier of the month of such death or termination; provided, however, the calculation of Years of Service shall not include any calendar months of employment preceding the calendar month in which the Active Participant attained age 40, nor shall such calculation include any calendar months of employment with the Company in any separate period of employment with the Company preceding the most recent and continuous period of employment with the Company; and provided, further, that an Active Participant who dies or becomes Disabled shall continue to accrue Years of Service from the date of such death or Disability until the earlier of the calendar month (x) in which such person attains or, if deceased, would have attained age 65, or (y) in which such Participant is no longer Disabled.

          (b). For purposes of determining a Participant's Years of Service under the terms of Section 2.42(a), service with Litton and Western Atlas immediately preceding the period of service with the Company referred to in Section 2.42(a) which ends upon the Active Participant's death, or which ends upon an Active Participant's termination of employment with the Company other than by death, and after the Participant attains age 40, shall be taken into account, provided that the Participant's benefits under the Western Atlas retirement plans were transferred to UNOVA,Inc. pursuant to the Employee Benefits Agreement. In addition, service with Litton immediately preceding the period of service with the Western Atlas which ends upon the Active Participant's death, or which ends upon an Active Participant's termination of employment with the Company other than by death, and after the Participant attains age 40, shall be taken into account, provided that the Participant's benefits under the Litton retirement plans were transferred to Western Atlas Inc.

          (c). In its discretion, the Committee may: (1) compute a Participant's Years of Service by treating separate but not continuous periods of employment with Litton, Western Atlas or the Company as continuous periods of employment; (2) credit a Participant with Years of Service in addition to the Years of Service accrued while actually employed with Litton, Western Atlas or the Company; and (3) credit a Participant for Years of Service solely for purposes of satisfying the vesting requirements of Sections 4.3.

          (d). For purposes of calculating a lump sum payment pursuant to Section 4.1(d) in the event of a Change of Control, with respect to a person (other than a Disabled or deceased Participant) who is an Active Participant, Years of Service shall be determined as if the person's employment with the Company ended on such date or such later date on which a Participant's employment could be terminated by the Company without cause under a Change of Control Agreement.

                         ARTICLE III--PARTICIPATION

     SECTION 3.1 GENERAL. Participation in the Supplemental Plan is limited solely to key employees of the Company who are designated by the Committee or the Board, after nomination by the Chief Executive Officer. A key employee shall not be designated as an Active Participant prior to attaining age 40. A key employee shall not be disqualified from becoming an Active Participant solely because the key employee is also a Director.

     SECTION 3.2 ENTRY AND CONTINUING PARTICIPATION. A key employee shall become an Active Participant as of the date specified by the Committee. A key employee who is designated as an Active Participant shall continue to be an Active Participant until termination of employment with the Company, except as provided in Section 2.1 with respect to Disabled or deceased Participants.

                   ARTICLE IV--RETIREMENT BENEFITS

     SECTION 4.1    ELIGIBILITY FOR RETIREMENT BENEFIT.

          (a). GENERAL. A Participant shall be eligible to begin receiving a Retirement Benefit if the Participant has (1) either attained age 65 or satisfied the conditions in Section 4.1(b) or (c) below; (2) filed an election to receive payments under Article VII; (3) satisfied the vesting requirement of Section 4.3; (4) terminated employment with the Company; and, (5) except for a Participant whose employment with the Company is terminated in connection with a Change of Control, the Participant agrees that for a period of five years after commencement of receipt of Retirement Benefits under this Supplemental Plan, not to engage in any activity which interferes with the economic or business interests, or contractual relationships of UNOVA,Inc. or its Successors or of any of its subsidiaries or affiliates with third parties in connection with which the Participant worked for UNOVA,or its subsidiaries or affiliates or to perform services for any entity in competition with a business of UNOVA,Inc. or of its subsidiaries or affiliates for which the Participant worked and with respect to which the Participant possesses trade secrets or business confidential information of UNOVA,or of its subsidiaries or affiliates. In the event that any provision of the covenant provided for in
(5) immediately above shall be held invalid or unenforceable by a Court of competent jurisdiction by reason of the geographic or business matter scope, or the duration thereof, such invalidity or unenforceability shall attach only to such provisions and shall not affect or render invalid or unenforceable any other provision of the Supplemental Plan, and this Supplemental Plan shall be construed as if the geographic or subject matter scope, or the duration thereof, had been more narrowly drafted so as not to be invalid or unenforceable.

          (b). RETIREMENT BENEFITS AT AGE 62. A Participant who has attained age 62, but not yet attained age 65, and who has satisfied the conditions of
Section 4.1(a)(2), (3) and (4), and agrees to the covenant provided for in
Section 4.1(a)(5), shall be eligible to begin receiving the Actuarial Equivalent, based upon the Participant's age (below 65) and the age of Participant's spouse, if applicable, at which the Participant commences receiving the Retirement Benefit, of the Retirement Benefit payable at age 65.

          (c). RETIREMENT BENEFITS PRIOR TO AGE 62. A Participant shall not be entitled to begin receiving a Retirement Benefit prior to attainment of age 62, except in the sole and absolute discretion of the Committee, and subject to such terms and conditions, including the imposition of Retirement Benefit reductions, that the Committee may specify.

          (d). CHANGE OF CONTROL. Except as otherwise provided in any Change of Control Agreement between the Company and a Participant, an Active Participant and a Participant who has satisfied the conditions of Section 4.1(a)(3) and (4) shall be entitled to a lump sum payment equal to the Actuarial Equivalent, at the age of such Participant at the date of the Change of Control, of the Retirement Benefit which would be payable to such Participant at the later of age 65 or, if the Active Participant continued in employment with the Company after attaining age 65 (or would have been entitled to continue employment under a change of Control Agreement), at the earlier of the age at which such employment ended (or could have been terminated by the Company without cause under the terms of a Change of Control Agreement) or at the age of such Participant at the date of such Change of Control, which has been earned by the Participant to the date of Change of Control assuming, for such purposes, that the Retirement Benefit is payable in the form of a single life annuity. In addition, there shall be waived any condition concerning eligibility for payment of a Retirement Benefit that requires: (1) the filing of any election; (2) the attainment of a specified age; (3) an agreement not to engage in competitive activities with the Company; (4) satisfaction, as to such Active Participant, of the conditions of Section 4.1(a)(3) or of any other terms or conditions or the application of any benefit reductions described in Section 4.1(b) or (c); and (5) as to such Active Participant, termination of employment with the Company, in order to begin receiving Retirement Benefits. "Change of Control Agreement" means any agreement between the Company and the Participant which provides for the employment of the Participant and/or payment to the Participant upon or following a Change of Control.

     SECTION 4.2 RETIREMENT BENEFIT FORMULA. A Participant's annual Retirement Benefit shall be the Actuarial Equivalent of the amount calculated under the formula: [(A + B) x C] - D = Retirement Benefit, where:

          (a). "A" is Average Earnings up to the Base Compensation Amount multiplied by 1.6 percent;

          (b).      "B" is Average Earnings in excess of the Base
Compensation Amount multiplied by 2.2 percent;

          (c).      "C" is Years of Service not in excess of 25; and

          (d). "D" is the Offset Amount.

     SECTION 4.3 VESTING IN RETIREMENT BENEFIT. A Participant shall have no vested right to a Retirement Benefit prior to the later of attaining: (1) age 60 while an Active Participant; or (2) 15 Years of Service after attainment of age 40. Upon a Change of Control and thereafter, an Active Participant shall be vested in his or her Retirement Benefit regardless of Years of Service or age.

     SECTION 4.4    RETIREMENT BENEFIT FORMS.

          (a). GENERAL RULE. Unless a Participant had made an election to receive payment of Retirement Benefits in an available alternative form, a Participant shall be deemed to have elected the Normal Form.

          (b). ACTUARIAL EQUIVALENT. All forms of payment of Retirement Benefits shall be the Actuarial Equivalent of a single life annuity payable at age 65, except that, in the case of an Active Participant who remains in continuous employment with the Company after attaining age 65, the amount of the benefit shall be actuarially increased to reflect the commencement of the benefit after age 65.

     SECTION 4.5    NORMAL FORM OF RETIREMENT BENEFIT.

          (a). SINGLE LIFE ANNUITY. The Normal Form of payment of a Retirement Benefit for a Participant who is living at the time payment commences shall be a single life annuity for a Participant who is unmarried at the time that payment of the annual Retirement Benefit commences. Under a single life annuity, a Retired Participant shall receive a monthly benefit for life equal to the Actuarial Equivalent of 1/12 of his or her Retirement Benefit and all payments shall cease upon the Retired Participant's death.

          (b). JOINT AND SURVIVOR ANNUITY. If a Participant is married at the time that payment of the Retirement Benefit commences, the Normal Form of Retirement Benefit shall be a joint and survivor annuity (which shall be the Actuarial Equivalent of a single life annuity) for the benefit of the Participant's spouse as of the date that payment of the Retirement Benefit commences. Under the Normal Form of a joint and survivor annuity, a Participant shall receive a monthly benefit for life and, upon the Participant's death, the spouse, if living, shall receive a monthly benefit for life equal to 100% of the monthly benefit that was payable to the Participant. If a Participant, who has satisfied the conditions of Section 4.1(a)(3) (including consideration of Years of Service accrued for Disabled or deceased Participants pursuant to Section 2.1), dies prior to the commencement of the payment of Retirement Benefits, and was married at the date of death, the spouse Beneficiary of such Participant shall have the right to a survivor Retirement Benefit, commencing at the date such Participant would have attained age 65, if the Participant died prior to attaining age 65, or commencing on the first day of the month following the month in which the Participant died if the Participant continued in continuous employment with the Company after attaining age 65 and until the date of Participant's death, calculated under Section 4.2 as if the Participant had survived to such entitlement date and begun receiving payment of the Retirement Benefit at such entitlement date as a joint and 100% survivor annuity and then died on the following date.

     SECTION 4.6    ALTERNATIVE FORMS OF BENEFIT.

          (a). ELECTION OF FORMS OF BENEFIT. Prior to the commencement of payment of a Retirement Benefit, a Participant may file an election designating a payment form other than the Normal Form of Retirement Benefit; provided, however, that any such alternate payment form is a payment form available under the Qualified Plan and, if such Participant is entitled to a benefit under such Qualified Plan, is the same as the payment form elected under such Qualified Plan. If a Participant is married, an election to receive a Retirement Benefit in a form other than the Normal Form shall be valid only if such election includes the written consent of the Participant's spouse in the form and manner specified by the Committee. However, a joint and survivor annuity shall not be available under this Supplemental Plan with respect to any Beneficiary other than the spouse of the Participant as of the date that the Retirement Benefit commences.

          (b). ADDITIONAL FORMS OF BENEFIT. From time to time, the Committee may, in its sole discretion, make other forms of payment of Retirement Benefits available; provided, however, that once a Participant or the Participant's Beneficiary begins receiving Retirement Benefit payments, no change may be made in the form of payment except as provided for in
Section 4.6(c) below.

          (c). FORM OF BENEFIT ON CHANGE OF CONTROL. Notwithstanding the other provisions of this Section, upon a Change of Control, all Retirement Benefits including, without limitation, benefits payable to Active Participants who remain employed by the Company, shall be paid in the manner set forth in Section 4.1(d).

                  ARTICLE V--BENEFITS UPON PARTICIPANT'S DEATH

     SECTION 5. 1   ELIGIBILITY FOR DEATH BENEFIT.  The Beneficiary or
Beneficiaries of an Active or Disabled Participant who dies prior to attaining age 65 and prior to the time Retirement Benefits to such Participant commence, shall be eligible to begin receiving a Death Benefit if the Beneficiary or Beneficiaries have filed a claim under Article VII. The Beneficiary or Beneficiaries of a Participant who is not a Disabled Participant and whose employment with the Company terminated prior to that Participant's death shall not be eligible for a Death Benefit. If there are no Beneficiaries at the date of the Participant's death, no Death Benefit shall be payable. The class of individuals who are eligible to be Beneficiaries of the Death Benefit is limited to the Participant's spouse, as of the date of the Participant's death, and the Participant's Dependent Children as of the date of Participant's death; provided, however, that such term also shall include any natural children of Participant born after Participant's death and any child who is in the process of being adopted by the Participant at the date of Participant's death and the adoption of whom is completed by the spouse of Participant after the date of Participant's death. If there is both a living spouse and Dependent Children as of the date of Participant's death, the Beneficiary shall be the spouse. The Dependent Children shall become the Beneficiaries of the Death Benefit, but only upon the death of Participant's spouse prior to the earlier of the date the Participant would have attained age 65, or the date the Participant's spouse commences to receive a Retirement Benefit.

     SECTION 5.2    DEATH BENEFIT.

          (a). SPOUSAL BENEFIT. The Death Benefit for the surviving spouse of an Active or Disabled Participant shall be an annual amount equal to 40% of the Participant's Average Earnings. The spouse Beneficiary shall receive the Death Benefit as a monthly benefit equal to 1/12 of the Death Benefit. The Death Benefit for the spouse Beneficiary shall cease on the earlier of:
(1) the death of the spouse Beneficiary; or (2) the date at which the Participant would have attained age 65.

          (b). DEPENDENT CHILDREN BENEFIT. If a spouse Beneficiary of a deceased Participant dies prior to the date at which the Participant would have attained age 65, then a Death Benefit shall be paid to any then Dependent Children for so long as any such remain Dependent Children. The aggregate amount of any Death Benefit payable to Dependent Children after the death of the spouse for each month is the amount equal to the monthly Death Benefit that would be payable to a spouse Beneficiary multiplied by a fraction (not greater than one), the numerator of which is the number of Dependent Children at the time of each monthly payment and the denominator of which is three. If there are no remaining living Dependent Children Beneficiaries, no further Death Benefit shall be paid.

          (c). VESTING IN DEATH BENEFIT. An Active or Disabled Participant shall at all times be vested in his or her right to a Death Benefit.

     SECTION 5.3 SPOUSE RETIREMENT BENEFIT. To the extent that a spouse Beneficiary is receiving a Death Benefit on the date the Participant would have attained age 65, the spouse Beneficiary thereafter shall receive a Retirement Benefit pursuant to Article IV, if eligible, in the amount calculated pursuant to Article IV, and no further Death Benefit payments shall be payable to the spouse Beneficiary or to any Dependent Children Beneficiaries or otherwise.

     SECTION 5.4 CHANGE OF CONTROL. Upon a Change of Control, after the Participant's death but prior to the date the Participant would have attained age 65, the Participant's spouse, if then living and if otherwise eligible, shall receive a single sum payment that is the Actuarial Equivalent, at the date of such lump sum payment, of the Death Benefit, calculated through the date that Participant would have attained age 65. The spouse Beneficiary, if then living, shall also be entitled to the lump sum payment of the Retirement Benefit, if any, pursuant to Section 4.1(d). Upon a Change of Control occurring after commencement of the payment of Death Benefits to the Dependent Children Beneficiaries pursuant to Section 5.2(b), the Dependent Children shall receive a single sum payment that is the Actuarial Equivalent, based upon the ages of the Dependent Children, of the Death Benefit calculated without regard to the date the Participant would have attained age 65.

                  ARTICLE VI--BENEFITS OF DISABLED PARTICIPANTS

     SECTION 6.1 ELIGIBILITY FOR DISABILITY BENEFIT. An Active Participant who becomes Disabled prior to attaining age 65 shall be eligible to begin receiving a Disability Benefit if the Disabled Participant has filed a claim under Article VII. The Disability Benefit shall cease on the earlier of: (1) the first day of the calendar month following the Disabled Participant's attainment of age 65; (2) the date on which the Committee determines that the Participant is no longer Disabled; or (3) the date of the Disabled Participant's death (in which case a Death Benefit may be payable under Article V).

     SECTION 6.2 DISABILITY FORMULA. A Disability Benefit shall be a monthly amount equal to 1/12 of 40% of the Participant's Average Earnings, offset by the sum of: (a) any other payment to the Disabled Participant that would be made by or on behalf of the Company on account of the Disability (including, without limitation, a Company-sponsored disability insurance plan or any other benefit plan of the Company, any amounts payable as sick pay, and any amounts payable under so-called Workers Compensation Acts or similar laws of foreign governments other than lump sum amounts for the loss of an organ or other body member and other than amounts paid for medical expenses), calculated as if the Participant participated to the fullest extent possible in such disability programs; and (b) the Social Security (or comparable foreign government) disability benefits received by the Disabled Participant.
 For purposes of determining any offset under the preceding sentence, any payments that are not made on a monthly basis shall be converted to monthly payments under a methodology approved by the Committee.

     SECTION 6.3 VESTING DISABILITY BENEFIT. An Active Participant shall at all times be vested in his or her right to a Disability Benefit.

     SECTION 6.4 DISABLED PARTICIPANT'S RETIREMENT BENEFIT. If a Disabled Participant attains age 65, then he or she may be eligible to receive a Retirement Benefit subject to the rules of Article IV, as if such Disabled Participant continued his or her employment until age 65 with Average Earnings calculated as provided for in Section 2.3(a).

                 ARTICLE VII--ELECTIONS, CLAIMS, COMMENCEMENT OF
                      PAYMENTS AND BENEFICIARY DESIGNATIONS

     SECTION 7.1 GENERAL. All elections to receive benefits under this Supplemental Plan must be made in writing to the Committee in the form specified by the Committee and include the information or documentation that the Committee deems necessary. The Committee, in its discretion, may request additional information or reasonable documentation from time to time in order to determine whether a Participant receiving a Disability Benefit continues to be Disabled, and in order to determine whether any Beneficiary who is receiving a Death Benefit is entitled hereunder to continue receiving a Death Benefit or the amount thereof.

     SECTION 7.2 COMMENCEMENT OF PAYMENTS. Payment of benefits under this Supplemental Plan shall begin as soon as administratively feasible after the Participant (or Beneficiary, if applicable) has provided a claim for benefits in writing to the Committee, including any supporting documentation required by the Committee, and the Committee has determined that the Participant (or Beneficiary, if applicable) satisfies the requirements for payment. Retirement Benefits shall be payable on the later of:

     (a) the first day of the month following the month in which the Participant satisfies all of the conditions set forth in Section 4.1(a), or

     (b) if later, the first day of the month following the month in which the Participant attains the earlier of age 65, or the age, below 65, elected by the Participant pursuant to and in accordance with the conditions of
Section 4.1(b) or (c);

provided, however, that in the event a Participant has satisfied the conditions of Section 4.1(a)(1), (3) and (4) in or as of a particular month (the "Termination Month") and satisfies the conditions of Section 4.1(a)(2) and (5) (effective as of the date of termination of employment) either subsequently or contemporaneously with the Termination Month, and provided that the Participant has attained during the Termination Month age 65 or an age less than 65 but 62 or older, or an age less than 62 with respect to which the Committee has approved retirement pursuant to Section 4.1(c), Retirement Benefits shall be payable to the Participant as of the first day of the month following the Termination Month and, in the case of retirement pursuant to Section 4.1(c), on such terms and conditions as specified by the Committee. Disability and Death Benefits shall be payable from the first day of the month following the month in which the Participant becomes disabled or dies, as the case may be. In the event of any administrative delay in actual payments, payments shall be made retroactively to the first day of the month following the month in which the event which is the basis for the payment occurs but without any payment of interest or other compensation for such delay in payment. Notwithstanding any provision of the Supplemental Plan, upon a Change of Control the Committee may, in its sole discretion, determine to postpone the lump sum payment of Retirement, Death and Disability Benefits payable upon a Change of Control, in which case such Benefit payments shall be made as otherwise provided in the Supplemental Plan, without regard to the Change of Control. In the event the Committee later determines, in its sole discretion, to effect such a lump sum payment of the remainder of such Benefits, it shall have the power and authority to do so.

     SECTION 7.3 FORM OF BENEFIT ELECTIONS. An election to receive payment of Retirement Benefits in a form other than the Normal Form must be submitted to the Committee in writing at any time prior to the commencement of payments. An election must be made in the form specified by the Committee and include the information or documentation that the Committee deems necessary, including written consent of the spouse in the case of a married Participant who elects a Retirement Benefit in a form other than the Normal Form. The filing of an election as to the form of Retirement Benefits shall revoke any pre-existing election, except that a revocation of an election for a married Participant shall be valid only if accompanied by the spouse's written consent to the subsequent election (other than a subsequent election to receive payments in the Normal Form), and except that once Retirement Benefits have commenced under this Supplemental Plan, the form of the Retirement Benefit payable is irrevocable.

     SECTION 7.4 BENEFICIARIES. If the Committee makes available alternative benefit forms that provide for payments after a Participant's death, the Participant shall designate the Beneficiary under such payment form in accordance with the procedures set forth by the Committee.

     SECTION 7.5 FAILURE TO CLAIM. If a Participant whose employment with the Company terminated on or before attaining age 65 fails to claim payment of Retirement Benefits until after such Participant attains age 65, the Retirement Benefits payable to or with respect to such Participant shall be the monthly amount which would have been payable to such Participant at age 65, and such Participant shall be entitled to receive Retirement Benefit payments retroactive to the month such payments would have first accrued following attainment of age 65, but without interest or other payment on account of such deferred receipt. Similarly, if a Participant remains employed by the Company after attaining age 65 but, upon termination of employment by the Company after attaining age 65, fails to claim payment of Retirement Benefits until a date after such termination of employment, the Retirement Benefits payable to or with respect to such person shall, nevertheless, be the monthly amount which would have been payable to such person upon termination of employment with the Company, and such Participant shall be entitled to receive Retirement Benefit payments retroactive to the month such payments would have first accrued following termination of employment, but without interest or other payment on account of such deferred payment. Participants do not have the right to defer payment of Retirement Benefits beyond the date Participants are otherwise eligible to begin receiving Retirement Benefits.

                         ARTICLE VIII--ADMINISTRATION

     The Committee shall administer the Supplemental Plan in accordance with its terms and purposes. The Committee shall have full authority and discretion to interpret the Supplemental Plan, to determine benefits pursuant to the terms of the Supplemental Plan, to establish rules and procedures necessary to carry out the terms of the Supplemental Plan, and to waive or modify any requirements or conditions on the receipt or calculation of benefits under the Supplemental Plan where the Committee determines that such a waiver or modification is appropriate. In the event a Participant is or was also a participant in a similar supplemental retirement plan for highly-compensated employees within the meaning of Sections 201(2), 301(a), and 401(a)(1) of Title I of ERISA and maintained by UNOVA,Inc. or one of its subsidiaries or affiliates or Western (a "Subsidiary Plan"), the Committee shall have the power and authority to modify and integrate the benefits payable under this Supplemental Plan with the benefits payable under the Subsidiary Plan. All decisions by the Committee shall be final and binding on all parties. The Committee may appoint one or more officers or employees of the Company to act on the Committee's behalf with respect to administrative matters related to the Supplemental Plan.

                          ARTICLE IX--SOURCE OF PAYMENTS

     SECTION 9.1 GENERAL ASSETS OF COMPANY. Benefits payable under this Supplemental Plan shall be paid directly to the Participant, or to the Participant's Beneficiary, as applicable, from the general assets of the Company, including the assets of the grantor Trust to the extent that such a trust is created and so provides. If any person acquires a right to receive payments from the Company under this Supplemental Plan, such right shall be no greater than the right of any unsecured general creditor of the Company notwithstanding the fact that the Company may establish an advance accrual reserve on its books against its future liability under the Supplemental Plan.

                     ARTICLE X--CLAIMS AND ENFORCEMENT

          SECTION 10.1   ADMINISTRATIVE PROCEDURES.

          (a). NOTICE OF DENIAL. If the Committee determines that any person who has submitted a claim for payment of benefits under this Supplemental Plan is not eligible for payment of benefits or, if applicable, is not eligible for payment of benefits in the form or amount requested, then the Committee shall, within a reasonable period of time, but no later than 90 days after receipt of the written claim, notify the claimant of the denial of the claim. Such notice of denial: (1) shall be in writing; (2) shall be written in a manner calculated to be understood by the claimant; and (3) shall contain: (A) the specific reason or reasons for denial of the claim;
(B) a specific reference to the pertinent Supplemental Plan provisions or administrative rules and regulations upon which the denial is based; (C) a description of any additional material or information necessary for the claimant to perfect the claim; and (D) an explanation of the Supplemental Plan's appeal procedures.

          (b). RECONSIDERATION PROCEDURES. Within 90 days of the receipt by the claimant of the written notice of denial of the claim, the claimant may file a written request with the Committee that it conduct a full and fair review of the denial of the claimant's claim for benefits. The claimant's written request must include a statement of the grounds on which the claimant appeals the original claim denial. The Committee shall deliver to the claimant a written decision on the claim promptly, but not later than 60 days after the receipt of the claimant's request for review, except that if there are special circumstances that require an extension of time for processing, the 60-day period shall be extended to 120 days, in which case written notice of the extension shall be furnished to the claimant prior to the end of the 60-day period.

     SECTION 10.2   ENFORCEMENT.

          (a). RIGHT TO ENFORCE. Within 90 days after exhaustion of the review and appeal procedures provided for in Section 10.1 or, if the Committee fails to grant or deny the claim within 120 days after the claimant's original claim or fails to provide the written decision of the Committee on any written request for reconsideration within the time period in Section 10.1(b), within 90 days after such failure, the Company's obligations under the Supplemental Plan may be enforced only through binding arbitration as provided for hereinafter, initiated by any Participant or, upon the death of a Participant, by any Participant's surviving spouse, Dependent Child, or personal representative (as the case may be, the "Claimant").

          (b). ATTORNEYS' FEES AND COSTS. If, prior to a Change of Control, any Claimant is denied a claim, in whole or in part, for benefits under the Supplemental Plan and the Claimant requests reconsideration under the procedures described in Section 10.1(b), or initiates any other legal proceeding (other than binding arbitration pursuant to the following provisions of this Article X) with respect to such alleged claim, the Company shall have no obligation to pay or

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

reimburse the Claimant for attorneys' fees and costs. If, on or after a Change of Control, any Claimant is denied a claim for benefits under the Supplemental Plan and the Claimant has requested reconsideration under the procedures described in Section 10.1(b), or initiates binding arbitration or both reconsideration and binding arbitration, to enforce any obligation of the Company under the Supplemental Plan the basis of which is alleged failure of the Committee to administer the Supplemental Plan in accordance with its terms or, if following a Change of Control, the Company fails to make payment of Benefits as determined by the Committee, the Company shall pay such Claimant's attorneys' fees and costs incurred in connection with the review and binding arbitration proceedings, provided that the arbitrator determines that the claim is not frivolous; provided, however, that in no case shall the Company be liable for attorneys' fees and costs to the extent incurred relative to any dispute regarding any determination by the Committee made based upon the terms of the Supplemental Plan. All attorneys' fees and costs payable under this Section 10.2(b) shall be paid by the Company as they are incurred by the Claimant, but no later than 30 days from the date that the Claimant submits a bill or other statement to the Company.

          (c). INTEREST. If any Claimant prevails in a reconsideration procedure described in Section 10.1(b), or if a Claimant prevails in the binding arbitration proceeding pursuant to Section 10.3 to enforce the payment of benefits under the Supplemental Plan, the Company shall pay interest to the Claimant on any unpaid benefits accruing from the date that benefit payments should have commenced and continuing until the date that such owed and unpaid benefits are paid to the Claimant in full. For purposes of the preceding sentence, interest shall accrue at an annual rate equal to one percent, plus the prime rate reported by THE WALL STREET JOURNAL as in effect from time to time, each change in the prime rate to be effective for purposes of any interest computation on the date of publication of such changed prime rate in THE WALL STREET JOURNAL.

     SECTION 10.3 ARBITRATION. The rights resulting from the designation of a Participant pursuant to Article III are conditional upon the acceptance by the Participant, on the Participant's behalf and on behalf of the Claimants, of all of the terms and conditions of this Supplemental Plan including specifically and without limitation this Article X. Any controversy or claim arising out of or under the Supplemental Plan which is not resolved by the reconsideration referred to in Section 10.1(b) shall be settled by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") or the Employment Arbitration Rules of the Judicial Arbitration and Mediation Services/Endispute ("JAMS"), subject to the further provisions of this Section 10.3. Hereinafter the term "Rules" means and refers to the aforesaid AAA Rules or the JAMS Rules, as the case may be. Judgment upon the award rendered by the arbitrator may be rendered in any court having jurisdiction. The Rules are modified or supplemented as follows:

          (a). There shall be one arbitrator, unless the parties agree to more than one arbitrator;

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

          (b). The arbitrator shall be a retired judge or attorney with professional experience and expertise in designing or administering corporate retirement benefits and plans, and resident in the Southern California area, unless the parties agree otherwise;

          (c). The arbitration shall be conducted within Los Angeles County, California, unless the parties agree otherwise;

          (d). The party desiring to initiate the arbitration shall advise the other party in writing of such desire;

          (e)  Within 10 days of receipt of a notice pursuant to subparagraph
(d) above the party receiving the notice shall designate either the AAA or JAMS as the arbitration agency, but in the event such party fails to designate within such period the initiating party shall have the right to designate the AAA or JAMS;

          (f). All claims arising under the Supplemental Plan known or which should be known to the party initiating the arbitration shall be included in the issues presented to the AAA or JAMS, as the case may be, for arbitration and any which are not included shall be effectively waived;

          (g). The expedited procedures of the AAA or JAMS, as the case may be, shall be applied in any case where no disclosed claim or counterclaim exceeds the amount then established by the AAA or JAMS for use of expedited procedures, exclusive of interest and arbitration costs;

          (h). The decision of the arbitrator shall be rendered within 60 days after the close of hearings;

          (i). The Company and the Claimant shall furnish to the other, 30 days prior to the first hearing, a list and identification of all witnesses, and copies of all exhibits intended to be submitted by that party.
 Ten days prior to the first hearing, each party shall have the right to supplement their intended list of witnesses and provide additional exhibits. Only such witnesses and such exhibits identified by one party or the other may be offered in the arbitration hearings; and

          (j). Any documents, affidavits or other evidence requested by the arbitrator must be submitted within ten days after conclusion of the arbitration hearings, unless the arbitrator grants additional time.


                     ARTICLE XI--AMENDMENT AND TERMINATION

          SECTION 11.1   AMENDMENT AND TERMINATION OF THE PLAN.

          (a). GENERAL. Although the Company intends to maintain the Supplemental Plan, the Company reserves the right to amend or terminate the Supplemental Plan at any time for whatever purposes it may deem appropriate,

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

except as specifically limited by this Article XI. The Company shall amend, terminate, or suspend the Supplemental Plan only by the action of the Board, except that the Committee shall have the authority to make any amendments that do not decrease the level of benefits payable and that it deems necessary for the proper administration of the Supplemental Plan.

          (b). AUTOMATIC TERMINATION. The Supplemental Plan may be terminated or suspended only by authorization of the Board, except that the Supplemental Plan shall terminate automatically if there are no Active Participants remaining and all Retirement Benefits, Death Benefits, and Disability Benefits have been paid.

          (c). PROTECTION OF BENEFITS. No amendment, termination, or suspension of the Supplemental Plan shall be effective to the extent that it reduces: (1) the Retirement Benefit payable to any Participant who has satisfied the conditions of Section 4.1(a)(3) and (4) immediately prior to such amendment, termination or suspension; or (2) Retirement Benefits, Death Benefits or Disability Benefits, which are being paid immediately prior to such amendment, termination or suspension.

          (d). PROTECTION OF ACTIVE PARTICIPANTS. No amendment, termination, or suspension of the Supplemental Plan shall be effective to the extent that it reduces the Retirement Benefits that an Active Participant may accrue unless the amendment, termination, or suspension also provides that the Active Participant is immediately vested in a Retirement Benefit calculated as if the Active Participant terminated employment immediately prior to the later of the date that the amendment, termination, or suspension is enacted or is effective.

          (e). CHANGE OF CONTROL. On or after a Change of Control, any amendment, termination, or suspension of the Supplemental Plan shall be effective only upon the written consent of at least eighty-five percent (85 %) of all Participants. The preceding sentence shall not apply to: (1) a termination that occurs under Section 11.1(b); (2) any amendment, termination, or suspension that affects the accrual of Retirement Benefits and that complies with the terms of Section 11.1(c) and (d); or (3) any amendment, termination, or suspension of the Supplemental Plan that reduces Death or Disability Benefits but that: (i) does not reduce Death or Disability Benefit payments that have commenced; and (ii) does not reduce the Death or Disability Benefit that an Active Participant is eligible to receive, calculated as if he or she died or became Disabled as of the later of the effective date or enactment of the amendment, termination, or suspension.

     SECTION 11.2 CONTRACTUAL OBLIGATION. The Company makes a contractual obligation that any amendment, suspension, or termination of the Supplemental Plan shall comply with the terms of Section 11.1.

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

                              ARTICLE XII--MISCELLANEOUS

     SECTION 12.1 EMPLOYMENT RIGHTS. Nothing contained in the Supplemental Plan shall be construed as a contract of employment between the Company and the Participant, or as a right of any employee to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause.

     SECTION 12.2 RIGHTS OF THE COMMITTEE. To the extent permitted by law, the Company shall indemnify the Committee (including any officers and employees of the Company appointed to act on behalf of the Committee) and hold such individuals harmless from and against any damages, losses, costs, and expenses incurred (including, without limitation, expenses of investigation and the fees and expenses of counsel) in the course of administering the Supplemental Plan. The Company shall bear all expenses of the Committee incurred in the course of administering the Supplemental Plan.

     SECTION 12.3 BENEFIT STATEMENTS. At least annually, the Company shall provide a statement of benefits under the Supplemental Plan to all Participants (or Beneficiaries) that includes the information necessary to calculate the possible prospective Retirement Benefit, Disability Benefit, and Death Benefit with respect to the Participant, based upon Participant's compensation through such year.

     SECTION 12.4 ASSIGNMENT. The benefits payable under the Supplemental Plan may not be assigned or alienated.

     SECTION 12.5 APPLICABLE LAW. The Supplemental Plan shall be governed by the laws of Delaware except to the extent preempted by ERISA.

     SECTION 12.6 EFFECTIVE DATE. The Supplemental Plan shall take effect as of the Distribution Date.

     SECTION 12.7 ENTIRE PLAN. This writing is the final expression of the Supplemental Plan and a complete and exclusive statement of its terms, except that to the extent that this Supplemental Plan refers to the Trust, the terms of the Trust Agreement, as of the date immediately preceding a Change of Control, shall be deemed to be incorporated herein.

     SECTION 12.8 TERMS. Except as required otherwise by the context, capitalized terms that are used in this Supplemental Plan shall have the meaning assigned to them in Article II or elsewhere in this Supplemental Plan. Feminine or neuter pronouns shall be substituted for those of the masculine form and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions. The title and headings of the Sections of this Supplemental Plan are for convenience only, and are not intended to be a part of or to affect the meaning or interpretation of this Supplemental Plan.

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

     SECTION 12.9 WAIVER. Any waiver of or failure to enforce any provision of this Supplemental Plan in any instance shall not be deemed a waiver of such provision as to any other or subsequent instance.

        ARTICLE XIII--BENEFITS FOR RETIRED WESTERN ATLAS EMPLOYEES

     SECTION 13.1 BENEFIT PAYMENTS. If, as a result of the spin-off of UNOVA, Inc. from Western Atlas, the parties agree that the Company will assume the benefit obligations under the Western Atlas Plan with respect to certain individuals who are in pay status under the Western Atlas Plan, such benefit obligations shall be provided hereunder as if such benefits accrued under this Supplemental Plan, as it may be amended from time to time.


     IN WITNESS WHEREOF, the Company has caused this Supplemental Plan to be executed by its duly authorized officers as of the ____ day of ___________________, 1997.


                                       UNOVA, INC.


                                       By: ________________________
                                              Michael E. Keane
WITNESS:  _________________

                                       By: ________________________
                                              Charles A. Cusumano
WITNESS:  _________________



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